Exhibit 99.2

Affiliate of ABRY Partners, LLC to Acquire PrO Unlimited

Boca Raton, Florida, November 2, 2010 — PrO Unlimited announced today that an agreement had been reached for the company to be acquired by an affiliate of ABRY Partners, LLC (“ABRY Partners”), a leading private equity group with more than $5 billion dollars of assets under management. The deal is part of ABRY Partners’ definitive agreement to acquire COMFORCE Corporation (NYSE Amex: CFS) (“COMFORCE”), of which PrO Unlimited represents the majority of the overall company revenues.

“We are very excited to be working with such an outstanding firm as ABRY Partners,” said PrO Unlimited’s President Andrew Schultz. “This transaction allows us to remain committed to pure vendor neutrality in the contingent workforce space, while providing the financial resources to continue to invest in our state of the art WAND software and our ongoing international expansion. It is truly a win-win for our clients and employees worldwide.”

“We are thrilled to be participating in the fastest growing segment of the contingent workforce through our expected acquisition of PrO Unlimited, a true pioneer and industry leader in the space,” said C.J. Brucato, a Partner at ABRY Partners. “PrO Unlimited has had extraordinary success over the years developing an intensely loyal blue chip client base based on its reputation for innovation and service excellence. PrO Unlimited’s management team is outstanding, and we look forward to providing the company with the resources to continue to grow and expand on the company’s leadership position in the coming years.”

About ABRY Partners

Based in Boston, Massachusetts, ABRY Partners is one of the most experienced and successful private investment firms in North America focused solely on media, communications, business and information services investments. Since 1989, ABRY Partners has completed over $21 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in approximately 450 properties.

About PrO Unlimited

PrO Unlimited delivers a full range of services to address procurement, management and compliance issues related to contingent (non-employee) workers (i.e., independent contractors, consultants, temporary workers and freelancers). PrO Unlimited pioneered the concept of vendor-neutral contingent workforce management in the early 1990s and now works with some of America’s largest and most prestigious companies. As part of its total solution, the company offers services such as e-procurement of contingent labor, 1099 consulting and audit support, as well as third-party payroll. PrO Unlimited hosts its own VMS application, WAND, currently utilized in the United States and abroad. PrO Unlimited is based in Boca Raton, Florida, with offices worldwide. For additional information, please visit PrO Unlimited’s website at www.prounlimited.com or call PrO Unlimited toll-free at (800) 291-1099.

About COMFORCE

COMFORCE Corporation is a leading provider of outsourced staffing management services that enables Fortune 1000 companies and other large employers to consolidate, automate and manage staffing, compliance and oversight processes for their contingent workforces. COMFORCE also provides specialty staffing, consulting and other outsourcing services to Fortune 1000 companies and other large employers for their healthcare support, technical and engineering, information technology, telecommunications and other staffing needs. COMFORCE operates in three segments—Human Capital Management Services, Staff Augmentation and Financial Outsourcing Services. The Human Capital Management Services segment provides consulting services for managing the contingent workforce through its PrO Unlimited subsidiary. The Staff Augmentation segment provides Healthcare Support Services, including RightSourcing Vendor Management Services, Technical, Information Technology and Other Staffing Services. The Financial Outsourcing Services segment provides funding and back office support services to independent consulting and staffing companies.

Important Notice

This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. In connection with the proposed transaction, COMFORCE will file a proxy statement and other materials with the United States Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement and these other materials when they become available because they will contain important information about COMFORCE and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by COMFORCE with the SEC at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by COMFORCE with the SEC can also be obtained, free of charge, by directing a request to [COMFORCE Corporation, 415 Crossways Park Drive, Woodbury, NY 11797-2061, Attention: Investor Relations]. The proxy statement (when available) and such other documents are also available for free on the COMFORCE website at www.comforce.com under “Investors/ SEC Filings.”

COMFORCE and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition transaction. Information concerning the interests of directors and executive officers in the solicitation is set forth in the COMFORCE proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to the anticipated acquisition of COMFORCE by an affiliate of ABRY Partners. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those, express or implied, in these forward-looking statements. Various factors may cause differences between current expectations and actual results or developments, including risks and uncertainties associated with the anticipated acquisition. These risks and uncertainties associated include, among others, the failure of COMFORCE’s stockholders to adopt the merger agreement, the risk that competing offers will be made, and the possibility that various closing conditions to the merger may not be satisfied or waived, and the risk that stockholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability. Other factors that may cause COMFORCE’s actual results or developments to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in COMFORCE’s filings with the SEC, including the “Risk Factors” sections of COMFORCE’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of COMFORCE’s filings with the SEC may be obtained at the “Investor” section of COMFORCE’s website at www.comforce.com or at www.sec.gov. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement. Unless required by law, COMFORCE does not undertake to update its forward-looking statements.